UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 17, 2023

PGT Innovations, Inc.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-37971	20-0634715
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1070 Technology Drive
North Venice, Florida	34275
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: 941 480-1600

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.01 per share	PGTI	The New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

ITEM 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Annual Cash Incentive Plan

On February 17, 2023, the Board of Directors (the “Board”) of PGT Innovations, Inc. (the “Company”), in accordance with the recommendation of the Compensation Committee of the Board (the “Compensation Committee”), adopted the PGT Innovations, Inc. Annual Cash Incentive Plan (the “Plan”). The Plan permits the grant of annual cash incentive awards to key employees of the Company selected by the Compensation Committee based on the attainment of pre-established financial or non-financial performance objectives.

Clawback Policy

On February 17, 2023, the Board, in accordance with the recommendation of the Compensation Committee, adopted the PGT Innovations, Inc. Amended and Restated Clawback Policy (the “Clawback Policy”). The Clawback Policy, which is administered by the Compensation Committee, requires the Compensation Committee to seek recoupment of excessive incentive-based compensation received by (i) the Company’s employees who are “officers” as defined under Rule 16a-1(f) Section 16 of the Exchange Act, (ii) the Company’s employees who are “executive officers” as defined under Rule 3b-7 of the Exchange Act or (iii) the Company’s controller, in the event that the Company is required to prepare an accounting restatement that corrects an error in previously issued financial statements that is material to the previously issued financial statements, or that would result in a material misstatement if the error were corrected in the current period or left uncorrected in the current period.

The foregoing descriptions of the terms of the Plan and the Clawback Policy do not purport to be complete and are qualified in their entirety by reference to the full text of the Plan and the Clawback Policy, respectively, which will be filed as exhibits to the Company’s next Quarterly Report on Form 10-Q filed with the Securities and Exchange Commission.

ITEM 5.03.	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On February 17, 2023, in connection with the adoption of Rule 14a-19 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), by the Securities and Exchange Commission, certain recent changes to the Delaware General Corporation Law (the “DGCL”) and a periodic review of the Company’s by-laws, the Board approved an amendment and restatement of the Company’s Amended and Restated By-Laws (the “By-Laws” and, as so amended and restated, the “Second Amended and Restated By-Laws”) effective immediately. The Second Amended and Restated By-Laws, among other things:

•	Modify the provision relating to access to the list of stockholders entitled to vote at stockholder meetings to reflect recent amendments to the DGCL;

•	Enhance procedural mechanics and disclosure requirements in connection with stockholder nominations of directors and submissions of stockholder proposals at stockholder meetings, including without limitation, by requiring additional disclosures from nominating or proposing stockholders, proposed nominees and other persons associated with nominating or proposing stockholders; and

•	Address other matters relating to the use of universal proxy cards and solicitations by stockholders pursuant to Rule 14a-19 under the Exchange Act (the “Universal Proxy Rules”) (e.g., providing that the Company may exclude nominations if a stockholder fails to satisfy applicable legal requirements, requiring stockholders intending to use the Universal Proxy Rules to provide reasonable evidence of the satisfaction of the requirements under the Universal Proxy Rules at least five business days before the applicable meeting, and to use a proxy card color other than white when soliciting proxies from other stockholders).

The foregoing summary of, and the description of the revisions to, the Second Amended and Restated By-Laws does not purport to be complete and is qualified in its entirety by reference to the complete text of the Second Amended and Restated By-Laws, a copy of which is filed hereto as Exhibit 3.1 to this Current Report on Form 8-K, and incorporated herein by reference.

ITEM 9.01.	Financial Statements and Exhibits

(d)	Exhibits

Exhibit No.	Description
3.1	Second Amended and Restated By-Laws of PGT Innovations, Inc., effective as of February 17, 2023
104	Cover Page Interactive Date File - the cover page XBRL tags are embedded within the Inline XBRL document

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

PGT INNOVATIONS, INC.

Date:	February 24, 2023	By:	/s/ Ryan S. Quinn
Name: Ryan S. Quinn Title: General Counsel and Corporate Secretary